UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2016 (November 14, 2016)

Date of Report (Date of earliest event reported)

HCP, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On November 14, 2016, the Company issued a press release announcing the intention to elect Mr. Herzog as Chief Executive Officer and appoint him to the Board, and elect Mr. Hutchens as President, each on January 1, 2017.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and the related information in Exhibit 99.1 attached hereto are being furnished to, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with, the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 8.01                                           Other Information.

Mr. Herzog, 54, has served as Executive Vice President and Chief Financial Officer of the Company since June 2016.  From January 2013 until joining HCP in June 2016, he was Senior Vice President - Chief Financial Officer of UDR, Inc. (NYSE: UDR), a leading multifamily REIT.  Mr. Herzog served as Chief Financial Officer of Amstar, a Denver-based real estate investment company, from August 2011 to January 2013.  He previously served as Executive Vice President and Chief Financial Officer of HCP from April 2009 to May 2011.  Mr. Herzog was Senior Vice President and Chief Accounting Officer at Apartment Investment and Management Company (NYSE: AIV), a leading multifamily REIT, from 2004 to 2005 and Executive Vice President and Chief Financial Officer from 2005 to 2009.  From 2000 to 2004, he served in the roles of Chief Accounting Officer & Global Controller and Finance Technical Advisor for GE Real Estate.  Prior to joining GE Real Estate, Mr. Herzog began his career in public accounting with Deloitte & Touche LLP, serving in the audit department for ten years, including a two-year national office assignment in the real estate group.  He currently serves on the Board of Directors for Tier REIT (NYSE: TIER), an office property REIT.

There are no family relationships involving Mr. Herzog that would require disclosure under Item 401(d) of Regulation S-K.  There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Hutchens, 42, has served as Executive Vice President and Chief Investment Officer of the Company since May 2016, and previously served as Executive Vice President and Chief Investment Officer - Senior Housing and Care when he joined the Company in September 2015.  Prior to joining HCP, Mr. Hutchens was President and Chief Executive Officer of National Health Investors, Inc. (NYSE: NHI), a healthcare REIT, since March 2011 and President and Chief Operating Officer (“COO”) from February 2009 to March 2011.  He served on NHI’s Board of Directors from 2010 to 2015.  Mr. Hutchens has national operating experience as the Senior Vice President and COO of Summerville Senior Living from 2003 to 2007 and upon its merger with Emeritus Corporation, the Executive Vice President and COO of Emeritus Senior Living Corporation (NYSE: ESC) from 2007 to 2009.  From 1997 to 2003, he held multi-site management roles overseeing marketing and operations in the senior housing and post-acute industries.  Mr. Hutchens currently serves on the Board of Directors for the National Investment Center for Seniors Housing and Care.

There are no family relationships involving Mr. Hutchens that would require disclosure under Item 401(d) of Regulation S-K.  There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

No.	Description

99.1	Press Release dated November 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2016
HCP, Inc. (Registrant)

	By:	/s/ Troy E. McHenry
Troy E. McHenry
Executive Vice President and
Corporate Secretary

EXHIBIT INDEX

No.	Description

99.1	Press Release dated November 14, 2016.